EXHIBIT 99.1

Report From The President

DATE: August 19, 2026

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 6.69% DIVIDEND FOR THE SECOND QUARTER OF 2026

I am pleased to announce that, on August 19, 2026, our Board of Directors approved a dividend for the second quarter of 2026 of 6.69% (annualized). The dividend proceeds will be distributed to FHLBNY member financial institutions on August 20, 2026.

Throughout the first half of 2026, the Federal Home Loan Bank of New York has remained focused on executing on our foundational liquidity mission, serving as a reliable source of funding to our members in support of the provision of local credit and broad financial stability.

The dividend rate may vary quarterly based on factors such as the size and composition of the FHLBNY’s balance sheet and the yield environment. It is the intent of the FHLBNY to provide a reasonable return on our members’ investment in our cooperative, while balancing its requirements for capital retention.

We filed our Form 10-Q for the second quarter of 2026 with the U.S. Securities and Exchange Commission on August 6, 2026.

Sincerely,

Randolph C. Snook

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM